Exhibit 10.2
LEAR CORPORATION
2009 LONG-TERM STOCK INCENTIVE PLAN

LEAR CORPORATION
2009 LONG-TERM STOCK INCENTIVE PLAN
Annex A — RSU Terms and Conditions
Annex B — Stock-Settled SAR Terms and Conditions
Annex C — Cash-Settled SAR Terms and Conditions
Annex D — Stock Option Terms and Conditions

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LEAR CORPORATION
2009 LONG-TERM STOCK INCENTIVE PLAN
Article 1. Establishment, Objectives and Duration
     1.1 Establishment of the Plan. Lear Corporation, a Delaware corporation, hereby establishes its long-term stock incentive compensation plan, to be known as the “2009 Lear Corporation Long-Term Stock Incentive Plan” as set forth in this document. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares, Performance Units and other cash and equity incentive awards.
     The Plan is effective as of November 9, 2009, and will remain in effect as provided in Section 1.3 hereof.
     1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link the interests of Participants to those of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key employees and directors.
     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success, and to allow Participants to share in the success of the Company.
     1.3 Duration of the Plan. The Plan will commence on the Effective Date, as defined in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan’s provisions. In no event may an Award be granted under the Plan on or after the ten year anniversary of the Effective Date.
Article 2. Definitions
     Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

     “Affiliates” means any corporation (or partnership, limited liability company, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least fifty percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). Notwithstanding the foregoing, for purposes of determining whether an employee has terminated employment with the Company and all Affiliates, “Affiliates” means any corporation (or partnership, limited liability company, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least ten percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). The minimum percentage of ownership or control in the previous sentence shall be raised from ten percent to twenty percent for purposes of determining timing of payment of an Award, or amount payable with respect to an Award, that is “deferred compensation” for purposes of Code Section 409A, if payment of such Award or amount would be accelerated or otherwise triggered by the employee’s termination of employment.
     “Award” means, individually or collectively, a grant under this Plan to a Participant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares, Performance Units or other types of equity-based or cash-based incentives hereafter approved by the Committee.
     “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant.
     “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to that term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
     “Board” or “Board of Directors” means the Board of Directors of the Company.
     “Cause” has the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company or an Affiliate. If there is no such agreement, “Cause” means:
(a)	the willful and continued failure of the Participant substantially to perform his or her duties with or for the Company or an Affiliate;

(b)	the Participant’s engaging in conduct that is significantly injurious to the Company or an Affiliate, monetarily or otherwise;

(c)	the Participant’s commission of a crime that is significantly injurious to the Company or an Affiliate, monetarily, reputationally or otherwise;

(d)	the Participant’s abuse of illegal drugs or other controlled substances; or

(e)	the Participant’s habitual intoxication.
Unless otherwise defined in the Participant’s employment or severance agreement, an act or omission is “willful” for the purpose of determining whether a termination of employment was made for “cause” if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. For purposes of this Plan, if a Participant is convicted of a crime or pleads nolo contendere to a criminal charge, he or she will conclusively be deemed to have committed the crime. The Committee has the discretion, in other circumstances, to determine in good faith, from all the facts and circumstances reasonably available to it, whether a Participant who is under investigation for, or has been charged with, a crime will be deemed to have committed it for purposes of this Plan.
     “Change in Control” of the Company will be deemed to have occurred (as of a particular day, as specified by the Board) as of the first day any one or more of the following paragraphs is satisfied.
(a)	Any Person (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than twenty percent of the combined voting power of the Company’s then outstanding securities.

(b)	During any period of twenty-six consecutive months beginning on or after the Effective Date, individuals who at the beginning of the period constituted the Board cease for any reason (other than death, Disability or voluntary Retirement) to constitute a majority of the Board. For this purpose, any new Director whose election by the Board, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Directors then still in office, and who either were Directors at the beginning of the period or whose election or nomination for election was so approved, will be deemed to have been a Director at the beginning of any twenty-six month period under consideration.

(c)	Consummation of: (i) an agreement for the sale or disposition of all or substantially all the Company’s assets; or (ii) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

(d)	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
     Notwithstanding the foregoing, if an Award, or amount payable with respect to an Award, is “deferred compensation” for purposes of Code Section 409A, and if a payment of such Award or amount would be accelerated or otherwise triggered upon a “Change in Control,” then the foregoing definition is modified, to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A. For purposes of clarity, if an Award would, for example, vest and be paid on a “Change in Control” as defined herein but payment of such Award would violate the provisions of Code Section 409A, then the Award shall vest but will be paid only in compliance with its terms and Code Section 409A (i.e., upon a permissible payment event).
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Committee” means, as specified in Article 3, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.
     “Company” means Lear Corporation, a Delaware corporation, and any successor thereto as provided in Article 17.
     “Director” means any individual who is a member of the Board of Directors.
     “Disability” means (a) long-term disability as defined under the long-term disability plan of the Company or an Affiliate that covers that individual, or (b) if the individual is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act. Notwithstanding the foregoing, for purposes of determining the period of time after termination of employment during which a Participant may exercise an ISO, “Disability” will have the meaning set forth in Section 22(e)(3) of the Code, which is, generally, that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least twelve months.
     Notwithstanding the foregoing, if an Award, or amount payable with respect to an Award, is “deferred compensation” for purposes of Code Section 409A, and if a payment of such Award or amount would be accelerated or otherwise triggered upon a “Disability,” then the foregoing definition is modified, to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to refer to a Participant who is “disabled,” as such term is defined for purposes of Code Section 409A. For purposes of clarity, if an Award would, for example, vest and be paid on a “Disability” as defined herein but payment of such Award would violate the provisions of Code Section 409A, then the Award shall vest but will be paid only in compliance with its terms and Code Section 409A (i.e., upon a permissible payment event).
     “Effective Date” means November 9, 2009.
     “Eligible Employee” or “Employee” means any employee of the Company or any of its Affiliates. Directors who are not employed by the Company or its Affiliates will also be considered Eligible Employees and Employees under this Plan.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
     “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
     “Fair Market Value” means:
(a)	the closing trading price of the Shares on the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, on the NASDAQ Stock Market or any other exchange on which they are traded; or

(b)	if the Shares are not traded on any exchange, the mean between the closing bid and asked prices of the Shares in the over-the-counter market; or

(c)	if those bid and asked prices are not available, then the fair market value as reported by any nationally recognized quotation service selected by the Committee or as determined in good faith by the Committee.

     Notwithstanding the foregoing, for purposes of Awards intended to be exempt from Code Section 409A, the Fair Market Value shall be no less than the “fair market value,” as such term is defined for purposes of Code Section 409A.
     “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.
     “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.
     “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.
     “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.
     “Participant” means an Eligible Employee who has been selected by the Committee to participate in the Plan pursuant to Section 5.2 and who has outstanding an Award granted under the Plan. The term “Participant” will also include Directors who are not employees of the Company or an Affiliate for purposes of Awards under the Plan.
     “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.
     “Performance Period” means the time period during which performance objectives must be met in order for a Participant to earn Performance Units or Performance Shares granted under Article 9.
     “Performance Share” means an award with an initial value equal to the Fair Market Value on the date of grant which is based on the Participant’s attainment of performance objectives, as described in Article 9.
     “Performance Unit” means an award with an initial value established by the Committee at the time of grant which is based on the Participant’s attainment of performance objectives, as described in Article 9.
     “Person” has the meaning ascribed to that term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

     “Plan” means the Lear Corporation 2009 Long-Term Stock Incentive Plan, as set forth in this document.
     “Restriction Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, at its discretion) or the Restricted Stock is not vested.
     “Restricted Stock” means a contingent grant of stock awarded to a Participant pursuant to Article 8.
     “Restricted Stock Unit” means a Restricted Unit granted to a Participant, as described in Article 8, that is payable in Shares.
     “Restricted Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) credited with amounts equal to Shares or some other unit of measurement specified in the Award Agreement, (b) subject to restrictions and (c) payable in cash or Shares.
     “Retirement” means termination of employment on or after (a) reaching the age established by the Company as the normal retirement age in any unexpired employment or severance agreement between the Participant and the Company or an Affiliate, or, in the absence of such an agreement, the normal retirement age under the tax-qualified defined benefit retirement plan or, if none, the tax-qualified defined contribution retirement plan, sponsored by the Company or an Affiliate in which the Participant participates, or (b) reaching age fifty-five with ten years of service with the Company or an Affiliate.
     “Shares” means the shares of common stock, $0.01 par value, of the Company, including their associated preferred share purchase rights, if applicable.
     “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR pursuant to the terms of Article 7.
     “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which requires forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR will similarly be canceled).

Article 3. Administration
     3.1 The Committee. The Plan will be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which Committee (unless otherwise determined by the Board) will satisfy the “nonemployee director” requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act and the “outside director” provisions of Code Section 162(m), or any successor regulations or provisions, so long as the Company is subject to the registration requirements of the Exchange Act. The members of the Committee will be appointed from time to time by, and serve at the discretion of, the Board of Directors. The Committee will act by a majority of its members at the time in office and eligible to vote on any particular matter, and Committee action may be taken either by a vote at a meeting or in writing without a meeting.
     3.2 Authority of the Committee. Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select Eligible Employees to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan.
     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its shareholders, all Affiliates, employees, Participants and their estates and beneficiaries.
Article 4. Shares Subject to the Plan and Maximum Awards
     4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Sections 4.2 and 4.3, the number of Shares that may be issued or transferred to Participants under the Plan is 5,907,874. Subject to adjustment as provided in Section 4.3, the maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant under Options, Freestanding SARs, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares or any other Award is 500,000, which limit will apply regardless of whether the compensation is paid in Shares or in cash. The maximum number of

Shares that may be issued by Options intended to be ISOs is 2,500,000. The maximum aggregate dollar amount that may be paid to any one Participant during any calendar year under Performance Units or any cash incentive Award granted under Section 9.9 is $7,500,000.
     The Shares with respect to which Awards may be made will include authorized but unissued Shares, and Shares that are currently held or subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.
     4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to the Award will again be available for the grant of an Award under the Plan. In addition, if a Share subject to an Award is not delivered because the award is settled in cash or because the Share is used to satisfy a tax withholding obligation or used to pay the Exercise Price of an Option, then that Share will thereafter be deemed to be available for grant. The number of Shares subject to a SAR in excess of the number of Shares that are delivered to the Participant upon exercise of the SAR will not be treated as having been issued under the Plan and will be available for grant under the Plan.
     4.3 Adjustments in Authorized Shares.
(a)	If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or other similar change in the corporate structure of the Company affecting the Shares) or if the number of Shares is increased through the payment of a stock dividend, then the Committee will substitute for or add to each Share previously appropriated, later subject to, or which may become subject to, an Award, the number and kind of shares of stock or other securities into which each outstanding Share was changed for which each such Share was exchanged, or to which each such Share is entitled, as the case may be. Outstanding Awards will also be appropriately adjusted as to price and other terms, to the extent necessary to reflect the events described above.

(b)	Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

Article 5. Eligibility and Participation
     5.1 Eligibility. All Eligible Employees, including Eligible Employees who are members of the Board, are eligible to participate in this Plan.
     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee will, from time to time, select those Eligible Employees to whom Awards will be granted, and will determine the nature and amount of each Award.
Article 6. Stock Options
     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Employees in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.
     6.2 Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.
     6.3 Exercise Price. The Exercise Price for each share subject to an Option will be at least one hundred percent of the Fair Market Value on the date the Option is granted.
     6.4 Duration of Options. Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.
     6.5 No Dividend Equivalents. Subject to Section 4.3, the Committee may not grant payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options.
     6.6 Exercise of Options. Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.
     6.7 Payment. The holder of an Option may exercise the Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

     The Exercise Price and any related withholding taxes will be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars; (b) by tendering Shares owned by the Participant and duly endorsed for transfer to the Company, Shares issuable to the Participant upon exercise of the Option, or any combination of cash, certified or cashier’s check and Shares described in this clause (b); or (c) by any other means the Committee determines to be consistent with the Plan’s purposes and applicable law. Cashless exercise must meet the requirements of the Federal Reserve Board’s Regulation T and any applicable securities law restrictions. For this purpose, “cashless” exercise will mean that the Participant notifies the Company it will exercise, and the Company is instructed to deliver the Share issuable on exercise to a broker, who sells the Shares and holds back the exercise price (and, often, the federal and state withholdings). No more than the minimum required withholding may be satisfied by the tender of Shares.
     6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.
     6.9 Termination of Employment. Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of employment with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of employment.
     6.10 Nontransferability of Options. Except as otherwise provided in a Participant’s Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, all Options will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Article 7. Stock Appreciation Rights
     7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of the two.
     Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.
     The grant price of a SAR will equal the Fair Market Value on the date of grant of the SAR.
     7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
     7.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
     7.4 Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, the term of the SAR and such other provisions as the Committee determines.
     7.5 Term of SARs. The term of an SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.
     7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	the excess (or some portion of the excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

(b)	the number of Shares as to which the SAR is exercised.
The payment upon SAR exercise may be made in cash, in Shares of equivalent Fair Market Value or in some combination of the two, as specified in the Award Agreement.

     7.7 Termination of Employment. Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of employment with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of employment.
     7.8 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, all SARs will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.
     7.9 No Dividend Equivalents. Subject to Section 4.3, the Committee may not grant payments in connection with SARs that are equivalent to dividends declared and paid on the Shares underlying the SARs.
Article 8. Restricted Stock, Restricted Stock Units and Restricted Units
     8.1 Grant of Restricted Stock, Restricted Stock Units or Restricted Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock, Restricted Stock Units or Restricted Units to Participants in such amounts as it determines.
     8.2 Award Agreement. Each grant of Restricted Stock, Restricted Units or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.
     8.3 Nontransferability. Restricted Stock, Restricted Units and Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)), until the end of the applicable

Restriction Period as specified in the Award Agreement, or upon earlier satisfaction of any other conditions specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock, Restricted Units and Restricted Stock Units will be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.
     8.4 Other Restrictions. Subject to Article 11, the Committee may impose such other conditions or restrictions on any Restricted Stock, Restricted Units or Restricted Stock Units as it deems advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting following the attainment of the performance objectives, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.
     The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.
     8.5 Payment of Awards. Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Unit or Restricted Stock Unit will be paid out in cash or Shares to the Participant following the last day of the applicable Restriction Period, or on a later date provided in the Award Agreement.
     8.6 Voting Rights. During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.
     8.7 Dividends and Other Distributions. During the Restriction Period, Participants awarded Shares of Restricted Stock, Restricted Units or Restricted Stock Units hereunder will be credited with regular cash dividends or dividend equivalents paid on those Shares or with respect to those Share equivalent units. Dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares of Restricted Stock, upon such terms as the Committee establishes.
     The Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to qualify for the Performance- Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to the Restricted Stock, so that the dividends and the Restricted Stock continue to be eligible for the Performance-Based Exception.
     8.8 Termination of Employment. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock, Restricted Stock Units or Restricted Units after his or her termination of employment with the Company or an Affiliate. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of employment.
Article 9. Performance Units, Performance Shares and Other Awards
     9.1 Grant of Performance Units or Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.
     9.2 Value of Performance Units and Performance Shares. Each Performance Unit will have an initial value established by the Committee at the time of grant. Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Units or Performance Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met will be called a “Performance Period” and will be set by the Committee in its discretion.
     9.3 Earning of Performance Units and Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive payout on the number and value of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.
     9.4 Award Agreement. Each grant of Performance Units or Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award

(including the form of payment of earned Performance Units or Performance Shares), and such other provisions as the Committee determines.
     9.5 Form and Timing of Payment of Performance Units and Performance Shares. Except as provided in Article 12, payment of earned Performance Units and Performance Shares will be made as soon as practicable after the close of the applicable Performance Period, in a manner determined by the Committee in its sole discretion. The Committee will pay earned Performance Units and Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.
     9.6 Termination of Employment Due to Death or Disability. Unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement, if a Participant’s employment is terminated by reason of death or Disability during a Performance Period, the Participant will receive a prorated payout of the Performance Units or Performance Shares, as specified by the Committee in its discretion in the Award Agreement. Payment of earned Performance Units and Performance Shares will be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement.
     9.7 Termination of Employment for Other Reasons. If a Participant’s employment terminates during a Performance Period for any reason other than death or Disability, the Participant will forfeit all Performance Units and Performance Shares to the Company, unless the Participant’s Award Agreement provides otherwise.
     9.8 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units and Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan will be exercisable during the Participant’s lifetime only by the Participant or Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.
     9.9 Other Awards. In addition to the Awards described in Articles 6 through 8 and Sections 9.1 through 9.8 above, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.
Article 10. Performance Measures
     Unless and until the Committee proposes and the Company’s shareholders approve a change in the general performance measures set forth in this Article 10, the performance measure(s) to be used for purposes of Awards designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives:
(a)	net earnings;

(b)	operating earnings or income;

(c)	earnings growth;

(d)	net sales growth;

(e)	net income (absolute or competitive growth rates comparative);

(f)	net income applicable to common stock;

(g)	cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(h)	earnings per share of common stock;

(i)	return on shareholders equity (absolute or peer-group comparative);

(j)	stock price (absolute or peer-group comparative);

(k)	absolute and/or relative return on common shareholders equity;

(l)	absolute and/or relative return on capital;

(m)	absolute and/or relative return on assets;

(n)	economic value added (income in excess of cost of capital);

(o)	customer satisfaction;

(p)	quality metrics;

(q)	expense reduction; and

(r)	ratio of operating expenses to operating revenues.
     The Committee may specify any reasonable definition of the performance measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: investment gains and losses; extraordinary, unusual or non-recurring items; gains or losses on the sale of assets; effects of changes in accounting principles or the application thereof; asset impairment charges; effects of currency fluctuations; acquisitions, divestitures, or financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; discontinued operations; and other non-operating items.
     The Committee will have the discretion to adjust targets set for preestablished performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events.
     If Code Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining shareholder approval, the Committee will have sole discretion to make such changes without obtaining shareholder approval. In addition, if the Committee determines it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.
Article 11. Beneficiary Designation
     Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.

Article 12. Deferrals
     The Committee may, consistent with the requirements of Code Section 409A, permit a Participant to defer receipt of cash or Shares that would otherwise be due to him or her by virtue of an Option or SAR exercise, the lapse or waiver of restrictions on Restricted Stock, Restricted Stock Units, Restricted Units or other Awards, or the satisfaction of any requirements or objectives with respect to Performance Units, Performance Shares or other Awards. If any such deferral election is permitted, the Committee will, in its sole discretion, establish rules and procedures for such deferrals consistent with the requirements of Code Section 409A.
Article 13. Rights of Employees
     13.1 Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or any affiliate of the Company (as defined in federal securities laws) to terminate any Participant’s employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Affiliate.
     13.2 Participation. No Eligible Employee will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.
Article 14. Change in Control
     14.1 Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:
(a)	any and all outstanding Options and SARs will become immediately exercisable (and will deemed to be exercisable immediately prior to the Change in Control), and will remain exercisable throughout their entire term (the “Vested Options and SARs”); provided, however, that, with respect to Vested Options and SARs that are not exercised in connection with the Change in Control, such Vested Options and SARs will be subject to the provisions of Section 14.1(e) below, as applicable;

(b)	any Restriction Periods or other restrictions imposed on Restricted Stock, Restricted Stock Units and Restricted Units will lapse, except that the degree of vesting associated with those awards that is conditioned on the achievement of performance conditions will be determined as set forth in Section 14.1(c) or Section 14.1(d), as applicable;
(c)	except as otherwise provided in the Award Agreement, the vesting of all Performance Units and Performance Shares will be accelerated as of the effective date of the Change in Control, and Participants will be paid in cash, within thirty days after the effective date of the Change in Control, a pro rata amount based on an assumed achievement of all relevant performance objectives at target levels, and upon the length of time within the Performance Period that elapsed prior to the effective date of the Change in Control;

(d)	notwithstanding the foregoing, if the Committee determines that actual performance to the effective date of the Change in Control exceeds target levels, the prorated payouts made pursuant to Sections 14.1(b) and (c) will be made at levels commensurate with the actual performance (determined by extrapolating the actual performance to the end of the Performance Period) based on the length of time within the Performance Period that elapsed prior to the Change in Control; and

(e)	(i) if the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (A) the continuation of the Vested Options and SARs by the Company, if the Company is the surviving corporation; (B) the assumption of the Vested Options and SARs by the surviving corporation or its parent or subsidiary; (C) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the Vested Options and SARs; or (D) settlement of the Vested Options and SARs for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price, such Vested Options and SARs shall terminate and be canceled.

(ii) to the extent that Restricted Stock, Restricted Units and Restricted Stock Units settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by shareholders of the Company as a result of the Change in Control transaction.

For purposes of this Section 14.1(e), Change in Control Price shall mean the Fair Market Value of a Share upon a Change in Control. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Committee.
     14.2 Termination, Amendment and Modifications of Change in Control Provisions. Notwithstanding any other provision of this Plan or any provision in an Award Agreement, this Article 14 may not be terminated, amended or modified on or after the effective date of a Change in Control in a way that would adversely affect any Award in any material way theretofore granted to a Participant, unless the Participant gives his or her prior written consent to the termination, amendment or modification.
Article 15. Amendment, Modification and Termination
     15.1 Amendment, Modification and Termination. Subject to Section 14.2, the Committee or Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. The Committee or Board will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3).
     Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except as provided in Sections 4.3 and 15.2, the Committee will not, however, modify any outstanding Option or SAR so as to specify a lower Exercise Price or grant price (and will not cancel an Option or SAR and substitute for it an Option or SAR with a lower Exercise price or grant price), without the approval of the Company’s shareholders. In addition, except as provided in Sections 4.3 and 15.2, the Committee may not cancel an outstanding Option or SAR whose Exercise Price or grant price is equal to or greater than the current Fair Market Value of a Share and substitute for it another Award without the prior approval of the Company’s shareholders. Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.
     15.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan (i) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, (ii) in recognition of changes in applicable laws, regulations, or accounting principles, or (iii) whenever the Committee determines that such adjustments are necessary, equitable and/or appropriate. In the case of an Award designed to qualify for the Performance-Based Exception, the Committee will take care not to make an adjustment that would disqualify the Award.
     15.3 Awards Previously Granted. No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.
     15.4 Compliance with Code Section 162(m) and Code Section 409A. Awards will comply with the requirements of Code Section 162(m), unless the Committee determines that such compliance is not desired with respect to an Award available for grant under the Plan. In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate. The Plan and Awards, and all amounts payable with respect to Awards, are intended to comply with, or be exempt from, Code Section 409A and the interpretative guidance thereunder and shall be construed, interpreted and administered accordingly. If an unintentional operational failure occurs with respect to Code Section 409A, any affected Participant or beneficiary shall fully cooperate with the Company to correct the failure to the extent possible in accordance with any correction procedure established by the U.S. Department of the Treasury. If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of employment, no amount that is subject to Code Section 409A and that becomes payable by reason of such termination of employment shall be paid to the Participant before the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s termination of employment, and (ii) the date of the Participant’s death. A termination of employment shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination,” “termination of employment,” or like terms shall mean a “separation from service.” A separation from service shall be deemed to occur if it is anticipated that the level of services the Participant will perform after a certain date (whether as an employee or as an independent contractor) will permanently decrease to no more than twenty percent (20%) of the average level of services provided by the Participant in the immediately preceding thirty-six (36) months.

Article 16. Withholding
     16.1 Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan. No Award Agreement will permit reload options to be granted in connection with any Shares used to pay a tax withholding obligation.
     16.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.
Article 17. Indemnification
     Each person who is or has been a member of the Committee or the Board will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

Article 18. Successors
     All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.
Article 19. Legal Construction
     19.1 Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.
     19.2 Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.
     19.3 Requirements of Law. The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.
     19.4 Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
     19.5 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.
     19.6 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.
     19.7 Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Michigan without giving effect to principles of conflicts of law.
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Annex A — RSU Terms and Conditions
LEAR CORPORATION
2009 LONG-TERM STOCK INCENTIVE PLAN
2009 RESTRICTED STOCK UNIT TERMS AND CONDITIONS
          1. Definitions. Any term capitalized herein but not defined will have the meaning set forth in the Plan.
          2. Grant and Vesting of Restricted Stock Units.
          (a) As of the Grant Date specified in the letter that accompanies this document, the Employee will be credited with the number of Restricted Stock Units set forth in the letter that accompanies this document. Each Restricted Stock Unit is a notional amount that represents one unvested share of Common Stock, $0.01 par value, of the Company (the “Common Stock”). Each Restricted Stock Unit constitutes the right, subject to the terms and conditions of the Plan and this document, to distribution of a Share if and when the Restricted Stock Unit vests. If the Employee’s employment with the Company and all of its Affiliates terminates before the date that all of the Restricted Stock Units vest, his or her right to receive the Shares underlying unvested Restricted Stock Units will be only as provided in Section 4.
          (b) One-third of the Restricted Stock Units will vest on each of the first three anniversaries of the Grant Date. Notwithstanding anything contained herein to the contrary, the right of an Employee to receive Shares underlying a Restricted Stock Unit will be forfeited if the Committee determines, in its sole discretion, that (i) the Employee has entered into a business or employment relationship that is detrimentally competitive with the Company or substantially injurious to the Company’s financial interests; or (ii) the Employee has been discharged from employment with the Company or an Affiliate for Cause.
          3. Rights as a Stockholder.
          (a) Unless and until a Restricted Stock Unit has vested and the Share underlying it has been distributed to the Employee, the Employee will not be entitled to vote in respect of that RSU or that Share.
          (b) If the Company declares a cash dividend on its shares, then, on the payment date of the dividend, the Employee will be credited with dividend equivalents equal to the amount of cash dividend per share multiplied by the number of Restricted Stock Units credited to the Employee through the record date. The dollar amount credited to an Employee under the preceding sentence will be credited to an account (“Account”) established for the Employee for bookkeeping purposes only on the books of the Company. The amounts credited to the Account will be credited as of the last day of each month with interest, compounded monthly, until the amount credited to the Account is paid to the Employee. The rate of interest credited under the previous sentence will be the prime rate of interest as reported by the Midwest edition of the Wall Street Journal for the second business day of each quarter on an annual basis. The balance in the Account will be subject to the same terms regarding vesting and forfeiture as the Employee’s Restricted Stock Units awarded under the accompanying letter and this document, and will be paid in cash in a single sum at the time that the Shares associated with the Employee’s Restricted Stock Units are delivered (or forfeited at the time that the Employee’s Restricted Stock Units are forfeited).
          4. Termination of Employment. Subject to the forfeiture provisions of clause 2(b) above, an Employee’s right to receive the Shares underlying his or her Restricted Stock Units after termination of his or her employment will be only as follows:
          (a) End of Service. If the Employee experiences an End of Service Date, the Employee will be entitled to receive the Shares underlying any Restricted Stock Units that have then vested. In addition, the Employee will be entitled to receive immediately the Shares underlying the number of Restricted Stock Units, if any, that have not yet vested but would have vested under Section 2 if the Employee’s End of Service Date had been 24 months following his actual End of Service Date. The Employee will forfeit the right to receive Shares underlying any Restricted Stock Units that have not yet vested or would not have vested in the next 24 months as described in the preceding sentence. The Employee’s “End of Service Date” is the date of his or her retirement after attaining age 55 and completing ten years of service.
          (b) Other Termination of Employment. If an Employee’s employment with the Company shall be terminated for Disability or by the Company for any reason other than Cause, upon the Employee’s death or, for an Employee who is a party to an employment or severance agreement with the Company, by the Employee for Good Reason (as defined in the Employee’s employment or severance agreement), the Employee will be immediately entitled to receive the Shares underlying all of the Restricted Stock Units that have not yet vested under Section 2 above. If an Employee’s employment with the Company terminates for any reason other than those provided in Section 4(a) or the first sentence of this Section 4(b), the Employee or his or her estate (in the event of his or her death after termination) will forfeit the right to receive Shares underlying any Restricted Stock Units that have not yet vested. For each Employee who is a party to an employment or severance agreement with the Company, for purposes of this Section 4, the term “Disability” shall mean “Incapacity” as defined in such Employee’s employment or severance agreement, as applicable.
          5. Timing and Form of Payment. Except as provided in this Section or in clause 2(b) or Section 4, once a Restricted Stock Unit vests, the Employee will be entitled to receive a Share in its place. Delivery of the Share will be made as soon as administratively feasible after its associated Restricted Stock Unit vests. Shares will be credited to an account established for the benefit of the Employee with the Company’s administrative agent. The Employee will have full legal and beneficial ownership with respect to the Shares at that time.

          6. Assignment and Transfers. The Employee may not assign, encumber or transfer any of his or her rights and interests under the Award described in this document, except, in the event of his or her death, by will or the laws of descent and distribution.
          7. Withholding Tax. The Company and any Affiliate will have the right to retain Shares or cash that are distributable to the Employee hereunder to the extent necessary to satisfy any withholding taxes, whether federal or state, triggered by the distribution of Shares or cash pursuant to the Award reflected in this document.
          8. Securities Law Requirements.
          (a) The Restricted Stock Units are subject to the further requirement that, if at any time the Committee determines in its discretion that the listing or qualification of the Shares subject to the Restricted Stock Units under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the issuance of Shares under it, then Shares will not be issued under the Restricted Stock Units, unless the necessary listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.
          (b) No person who acquires Shares pursuant to the Award reflected in this document may, during any period of time that person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”)) sell the Shares, unless the offer and sale is made pursuant to (i) an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act. With respect to individuals subject to Section 16 of the Exchange Act, transactions under this Award are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of the Award or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.
          9. No Limitation on Rights of the Company. Subject to Sections 4.3 and 15.2 of the Plan, the grant of the Award described in this document will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
          10. Plan, Restricted Stock Units and Award Not a Contract of Employment. Neither the Plan, the Restricted Stock Units nor any other right or interest that is part of the Award reflected in this document is a contract of employment, and no terms of employment of the Employee will be affected in any way by the Plan, the Restricted Stock Units, the Award, this document or related instruments, except as specifically provided therein. Neither the establishment of the Plan nor the Award will be construed as conferring any legal rights upon the

Employee for a continuation of employment, nor will it interfere with the right of the Company or any Affiliate to discharge the Employee and to treat him or her without regard to the effect that treatment might have upon him or her as an Employee.
          11. Employee to Have No Rights as a Stockholder. Except as provided in Section 3 above, the Employee will have no rights as a stockholder with respect to any Shares subject to the Restricted Stock Units prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company.
          12. Notice. Any notice or other communication required or permitted hereunder must be in writing and must be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, Southfield, Michigan, 48033, Attention: General Counsel and, in the case of the Employee, to the last known address of the Employee in the Company’s records.
          13. Governing Law. This document and the Award will be construed and enforced in accordance with, and governed by, the laws of the State of Michigan, determined without regard to its conflict of law rules.
          14. Code Section 409A. Notwithstanding any other provision in this Restricted Stock Unit document, if an Employee is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of employment, no amount that is subject to Code Section 409A and that becomes payable by reason of such termination of employment shall be paid to the Employee before the earlier of (i) the expiration of the six-month period measured from the date of the Employee’s termination of employment, and (ii) the date of the Employee’s death.
          15. Plan Document Controls. The rights granted under this Restricted Stock Unit document are in all respects subject to the provisions of the Plan to the same extent and with the same effect as if they were set forth fully therein. If the terms of this document or the Award conflict with the terms of the Plan document, the Plan document will control.

Annex B — Stock-Settled SAR Terms and Conditions
LEAR CORPORATION
2009 LONG-TERM STOCK INCENTIVE PLAN
STOCK-SETTLED STOCK APPRECIATION RIGHT TERMS AND CONDITIONS
          1. Definitions. Any term capitalized herein but not defined will have the meaning set forth in the Plan.
          2. Term, Vesting and Exercise of the SAR.
          (a) If the Employee remains employed by the Company, the SAR will expire seven years from the Grant Date. If the Employee terminates employment with the Company before the seventh anniversary of the Grant Date, his or her right to exercise the SAR after termination of his or her employment will be only as provided in Section 3.
          (b) The SAR will vest and become exercisable as to one-third of the Shares to which the SAR relates on each of the first three anniversaries of the Grant Date. If the Employee experiences an End of Service Date, the SAR will vest as to those Shares underlying the SAR, if any, that have not yet vested but would have vested hereunder if the Employee’s End of Service Date had been 24 months following his actual End of Service Date. The Employee will forfeit that portion of the SAR which has not yet vested or would not have vested in the next 24 months as described in the preceding sentence. Notwithstanding anything contained herein to the contrary, the right of an Employee to exercise the SAR will be forfeited if the Committee determines, in its sole discretion, that (i) the Employee has entered into a business or employment relationship which is detrimentally competitive with the Company or substantially injurious to the Company’s financial interests; or (ii) the Employee has been discharged from employment with the Company or an Affiliate for Cause.
          (c) The SAR may be exercised by written notice to the Company indicating the number of Shares to which the SAR relates being exercised. When the SAR is vested and exercisable, it may be exercised in whole at any time or in part from time to time as to any or all full Shares under the SAR. Notwithstanding the foregoing, the SAR may not be exercised for fewer than 100 Shares at any one time or, if fewer, all the Shares that are then subject to the SAR.
          (d) Any amount due to the Employee upon exercise of the SAR will be paid in Shares. The number of Shares delivered to Employee upon exercise of the SAR will be based on the amount, if any, by which the Fair Market Value of a Share on the date of exercise exceeds the grant price (“Grant Price”) of the SAR. The Employee will not receive a distribution of Shares if the Fair Market Value on the date of exercise does not exceed the Grant Price. The Employee’s distribution of Shares upon exercise of the SAR will be calculated by dividing

(x) the aggregate dollar difference between the Fair Market Value of a Share on the date of exercise and the Grant Price for all SARs so exercised by (y) the Fair Market Value of a Share on the date of exercise; provided, that the amount of Shares delivered to the Employee shall be subject to any minimum withholding as specified in clause 4 hereof.
          3. Termination of Employment. Subject to the forfeiture provisions in clause 2(b) above, an Employee’s right to exercise the SAR after termination of his or her employment will be only as follows:
          (a) End of Service. If the Employee experiences an End of Service Date, the SAR will immediately vest, in accordance with Section 2(b) hereof, as to those Shares underlying the SAR, if any, that have not yet vested but would have vested hereunder if the Employee’s End of Service Date had been 24 months following his actual End of Service Date, and the Employee will have the right for thirteen months following his or her End of Service Date (but not later than the date on which the SAR would otherwise expire), to exercise the SAR. If the Employee dies prior to the end of the thirteen-month period after the End of Service Date, his or her estate will have the right to exercise the SAR within thirteen months following the Employee’s End of Service Date (but not later than the date on which the SAR would otherwise expire). The Employee’s “End of Service Date” is the date of his or her retirement after attaining age 55 and completing ten years of service.
          (b) Disability, Death, Not for Cause or Good Reason Termination. If an Employee’s employment with the Company and all Affiliates shall be terminated for Disability or by the Company for any reason other than Cause, upon the Employee’s death or, for an Employee who is a party to an employment or severance agreement with the Company, by the Employee for Good Reason (as defined in the Employee’s employment or severance agreement), the SAR will immediately vest and become exercisable as to all Shares to which the SAR relates, and the Employee (or in the case of death, the Employee’s estate) will have the right for a period of thirteen months following the date of the termination (but not later than the date on which the SAR would otherwise expire) to exercise the SAR. For each Employee who is a party to an employment or severance agreement with the Company, for purposes of this Section 3(b), the term “Disability” shall mean “Incapacity” as defined in such Employee’s employment or severance agreement, as applicable.
          (c) Other Termination. If an Employee’s employment with the Company and all Affiliates terminates for any reason other than those provided in clauses 3(a) or (b), the Employee or his or her estate (in the event of his or her death after the Employee’s termination): (i) may, within the 30-day period following the termination, exercise the SAR to the extent that it was vested and exercisable on the date his or her employment terminated; and (ii) will forfeit the SAR to the extent that it was not vested and exercisable on the date his or her employment terminated.
          4. Medium and Time of Payment. Any withholding tax, up to the minimum withholding requirement for supplemental wages may be paid with Shares issuable to the

Employee upon exercise under this SAR. Shares used to satisfy any minimum required withholding tax will be valued at their Fair Market Value as of the date of exercise.
          5. Transferability of SAR and Shares Acquired Upon Exercise of SAR. This SAR is transferable only by will or the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The SAR will be exercisable during the Employee’s lifetime only by the Employee or by his or her guardian or legal representative. The Committee may, in its discretion, require a guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the SAR on behalf of the Employee. Except as limited by applicable securities laws and the provisions of Section 6 hereof, Shares acquired upon exercise of this SAR will be freely transferable.
          6. Securities Law Requirements.
          (a) If required by the Company, the notice of exercise of the SAR must be accompanied by the Employee’s written representation: (i) that the stock being acquired is purchased for investment and not for resale or with a view to its distribution; (ii) acknowledging that the stock has not been registered under the Securities Act of 1933, as amended (the “1933 Act”); and (iii) agreeing that the stock may not be sold or transferred unless either there is an effective Registration Statement for it under the 1933 Act, or in the opinion of counsel for the Company, the sale or transfer will not violate the 1933 Act. This SAR will not be exercisable in whole or in part, nor will the Company be obligated to sell or issue any Shares subject to the SAR, if exercise and sale (or issuance) may, in the opinion of counsel for the Company, violate the 1933 Act (or other federal or state statutes having similar requirements), as it may be in effect at that time, or cause the Company to violate the terms of Section 4.1 of the Plan.
          (b) The SAR is subject to the further requirement that, if at any time the Committee determines in its discretion that the registration, listing or qualification of the Shares subject to the SAR under any federal securities law, securities exchange requirements or under any other applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of the SAR or the issuance of Shares under it, the SAR may not be exercised in whole or in part, unless the necessary registration, listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.
          (c) No person who acquires Shares pursuant to this SAR may, during any period of time that person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act) sell the Shares, unless the offer and sale is made pursuant to (i) an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act. With respect to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), transactions under this SAR are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of the SAR or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.
          7. No Obligation to Exercise SAR. The granting of the SAR imposes no obligation upon the Employee (or upon a transferee of an Employee) to exercise the SAR.
          8. No Limitation on Rights of the Company. Subject to Sections 4.3 and 15.2 of the Plan, the grant of the SAR will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
          9. Plan and SAR Not a Contract of Employment. Neither the Plan nor this SAR is a contract of employment, and no terms of employment of the Employee will be affected in any way by the Plan, this SAR or related instruments except as specifically provided therein. Neither the establishment of the Plan nor this SAR will be construed as conferring any legal rights upon the Employee for a continuation of employment, nor will it interfere with the right of the Company or any Affiliate to discharge the Employee and to treat him or her without regard to the effect that treatment might have upon him or her as an Employee.
          10. Employee to Have No Rights as a Stockholder. The Employee will have no rights as a stockholder with respect to any Shares subject to the SAR prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company.
          11. No Deferral Rights. Notwithstanding anything in Article 12 of the Plan to the contrary, there shall be no deferral of payment, delivery or receipt of any amounts hereunder.
          12. Notice. Any notice or other communication required or permitted hereunder must be in writing and must be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, Southfield, Michigan, 48033, Attention: General Counsel and, in the case of the Employee, to the last known address of the Employee in the Company’s records.
          13. Governing Law. This document and the SAR will be construed and enforced in accordance with, and governed by, the laws of the State of Michigan, determined without regard to its conflict of law rules.
          14. Plan Document Controls. The rights granted under this SAR document are in all respects subject to the provisions of the Plan to the same extent and with the same effect as if they were set forth fully herein. If the terms of this document or the SAR conflict with the terms of the Plan document, the Plan document will control.

Annex C — Cash-Settled SAR Terms and Conditions
LEAR CORPORATION
2009 LONG-TERM STOCK INCENTIVE PLAN
CASH-SETTLED STOCK APPRECIATION RIGHT TERMS AND CONDITIONS
          1. Definitions. Any term capitalized herein but not defined will have the meaning set forth in the Plan.
          2. Term, Vesting and Exercise of the SAR.
          (a) If the Employee remains employed by the Company, the SAR will expire seven years from the Grant Date. If the Employee terminates employment with the Company before the seventh anniversary of the Grant Date, his or her right to exercise the SAR after termination of his or her employment will be only as provided in Section 3.
          (b) The SAR will vest and become exercisable as to one-third of the Shares to which the SAR relates on each of the first three anniversaries of the Grant Date. If the Employee experiences an End of Service Date, the SAR will vest as to those Shares underlying the SAR, if any, that have not yet vested but would have vested hereunder if the Employee’s End of Service Date had been 24 months following his actual End of Service Date. The Employee will forfeit that portion of the SAR which has not yet vested or would not have vested in the next 24 months as described in the preceding sentence. Notwithstanding anything contained herein to the contrary, the right of an Employee to exercise the SAR will be forfeited if the Committee determines, in its sole discretion, that (i) the Employee has entered into a business or employment relationship which is detrimentally competitive with the Company or substantially injurious to the Company’s financial interests; or (ii) the Employee has been discharged from employment with the Company or an Affiliate for Cause.
          (c) The SAR may be exercised by written notice to the Company indicating the number of Shares to which the SAR relates being exercised. When the SAR is vested and exercisable, it may be exercised in whole at any time or in part from time to time as to any or all full Shares under the SAR. Notwithstanding the foregoing, the SAR may not be exercised for fewer than 100 Shares at any one time or, if fewer, all the Shares that are then subject to the SAR.
          (d) Any amount due to the Employee upon exercise of the SAR will be paid in cash. The amount delivered to Employee upon exercise of the SAR will be based on the amount, if any, by which the Fair Market Value of a Share on the date of exercise exceeds the grant price (“Grant Price”) of the SAR. The Employee will not receive a distribution of cash if the Fair Market Value on the date of exercise does not exceed the Grant Price. The Employee’s distribution of cash upon exercise of the SAR will be the aggregate dollar difference between the

Fair Market Value of a Share on the date of exercise and the Grant Price for all SARs so exercised; provided, that the amount delivered to Employee shall be subject to the minimum withholding tax for supplemental wages.
          3. Termination of Employment. Subject to the forfeiture provisions in clause 2(b) above, an Employee’s right to exercise the SAR after termination of his or her employment will be only as follows:
          (a) End of Service. If the Employee experiences an End of Service Date, the SAR will immediately vest, in accordance with Section 2(b) hereof, as to those Shares underlying the SAR, if any, that have not yet vested but would have vested hereunder if the Employee’s End of Service Date had been 24 months following his actual End of Service Date, and the Employee will have the right for thirteen months following his or her End of Service Date (but not later than the date on which the SAR would otherwise expire), to exercise the SAR. If the Employee dies prior to the end of the thirteen-month period after the End of Service Date, his or her estate will have the right to exercise the SAR within thirteen months following the Employee’s End of Service Date (but not later than the date on which the SAR would otherwise expire). The Employee’s “End of Service Date” is the date of his or her retirement after attaining age 55 and completing ten years of service.
          (b) Disability, Death, Not for Cause or Good Reason Termination. If an Employee’s employment with the Company and all Affiliates shall be terminated for Disability or by the Company for any reason other than Cause, upon the Employee’s death or, for an Employee who is a party to an employment or severance agreement with the Company, by the Employee for Good Reason (as defined in the Employee’s employment or severance agreement), the SAR will immediately vest and become exercisable as to all Shares to which the SAR relates, and the Employee (or in the case of death, the Employee’s estate) will have the right for a period of thirteen months following the date of the termination (but not later than the date on which the SAR would otherwise expire) to exercise the SAR. For each Employee who is a party to an employment or severance agreement with the Company, for purposes of this Section 3(b), the term “Disability” shall mean “Incapacity” as defined in such Employee’s employment or severance agreement, as applicable.
          (c) Other Termination. If an Employee’s employment with the Company and all Affiliates terminates for any reason other than those provided in clauses 3(a) or (b), the Employee or his or her estate (in the event of his or her death after the Employee’s termination): (i) may, within the 30-day period following the termination, exercise the SAR to the extent that it was vested and exercisable on the date his or her employment terminated; and (ii) will forfeit the SAR to the extent that it was not vested and exercisable on the date his or her employment terminated.

          4. Transferability of SAR. This SAR is transferable only by will or the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The SAR will be exercisable during the Employee’s lifetime only by the Employee or by his or her guardian or legal representative. The Committee may, in its discretion, require a guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the SAR on behalf of the Employee.
          5. Securities Law Requirements.
          (a) This SAR will not be exercisable in whole or in part, if exercise may, in the opinion of counsel for the Company, violate the Securities Act of 1933, as amended (or other federal or state statutes having similar requirements), as it may be in effect at that time, or cause the Company to violate the terms of Section 4.1 of the Plan.
          (b) The SAR is subject to the further requirement that, if at any time the Committee determines in its discretion that the registration, listing or qualification of the Shares subject to the SAR under any federal securities law, securities exchange requirements or under any other applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of the SAR, the SAR may not be exercised in whole or in part, unless the necessary registration, listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.
          (c) With respect to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), transactions under this SAR are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of the SAR or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.
          6. No Obligation to Exercise SAR. The granting of the SAR imposes no obligation upon the Employee (or upon a transferee of an Employee) to exercise the SAR.
          7. No Limitation on Rights of the Company. Subject to Sections 4.3 and 15.2 of the Plan, the grant of the SAR will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
          8. Plan and SAR Not a Contract of Employment. Neither the Plan nor this SAR is a contract of employment, and no terms of employment of the Employee will be affected in any way by the Plan, this SAR or related instruments except as specifically provided therein. Neither the establishment of the Plan nor this SAR will be construed as conferring any legal rights upon the Employee for a continuation of employment, nor will it interfere with the right of the Company or any Affiliate to discharge the Employee and to treat him or her without regard to the effect that treatment might have upon him or her as an Employee.
          9. Employee to Have No Rights as a Stockholder. The Employee will have no rights as a stockholder with respect to any Shares subject to the SAR prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company.
          10. No Deferral Rights. Notwithstanding anything in Article 12 of the Plan to the contrary, there shall be no deferral of payment, delivery or receipt of any amounts hereunder.
          11. Notice. Any notice or other communication required or permitted hereunder must be in writing and must be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, Southfield, Michigan, 48033, Attention: General Counsel and, in the case of the Employee, to the last known address of the Employee in the Company’s records.
          12. Governing Law. This document and the SAR will be construed and enforced in accordance with, and governed by, the laws of the State of Michigan, determined without regard to its conflict of law rules.
          13. Plan Document Controls. The rights granted under this SAR document are in all respects subject to the provisions of the Plan to the same extent and with the same effect as if they were set forth fully herein. If the terms of this document or the SAR conflict with the terms of the Plan document, the Plan document will control.

Annex D — Stock Option Terms and Conditions
LEAR CORPORATION
2009 LONG-TERM STOCK INCENTIVE PLAN
NONTRANSFERABLE NONQUALIFIED STOCK OPTION TERMS AND CONDITIONS
          1. Definitions. Any term capitalized herein but not defined will have the meaning set forth in the Plan.
          2. Term, Vesting and Exercise of the Stock Option.
          (a) If the Employee remains employed by the Company, the Option will expire seven years from the Grant Date. If the Employee terminates employment with the Company before the seventh anniversary of the Grant Date, his or her right to exercise the Option after termination of his or her employment will be only as provided in Section 3.
          (b) The Option will vest and become exercisable as to one-third of the Shares to which the Option relates on each of the first three anniversaries of the Grant Date. If the Employee experiences an End of Service Date, the Option will vest as to those Shares underlying the Option, if any, that have not yet vested but would have vested hereunder if the Employee’s End of Service Date had been 24 months following his actual End of Service Date. The Employee will forfeit that portion of the Option which has not yet vested or would not have vested in the next 24 months as described in the preceding sentence. Notwithstanding anything contained herein to the contrary, the right of an Employee to exercise the Option will be forfeited if the Committee determines, in its sole discretion, that (i) the Employee has entered into a business or employment relationship which is detrimentally competitive with the Company or substantially injurious to the Company’s financial interests; or (ii) the Employee has been discharged from employment with the Company or an Affiliate for Cause.
          (c) The Option may be exercised by written notice to the Company indicating the number of Shares being purchased. The notice must be signed by the Employee and must be accompanied by full payment of the Exercise Price in accordance with Section 4. When the Option is vested and exercisable, it may be exercised in whole at any time or in part from time to time as to any or all full Shares under the Option. Notwithstanding the foregoing, the Option may not be exercised for fewer than 100 Shares at any one time or, if fewer, all the Shares that are then subject to the Option.
          3. Termination of Employment. Subject to the forfeiture provisions in clause 2(b) above, an Employee’s right to exercise the Option after termination of his or her employment will be only as follows:

          (a) End of Service. If the Employee experiences an End of Service Date, the Option will immediately vest, in accordance with Section 2(b) hereof, as to those Shares underlying the Option, if any, that have not yet vested but would have vested hereunder if the Employee’s End of Service Date had been 24 months following his actual End of Service Date, and the Employee will have the right for thirteen months following his or her End of Service Date (but not later than the date on which the Option would otherwise expire), to exercise the Option. If the Employee dies prior to the end of the thirteen-month period after the End of Service Date, his or her estate will have the right to exercise the Option within thirteen months following the Employee’s End of Service Date (but not later than the date on which the Option would otherwise expire). The Employee’s “End of Service Date” is the date of his or her retirement after attaining age 55 and completing ten years of service.
          (b) Disability, Death, Not for Cause, or Good Reason Termination. If an Employee’s employment with the Company and all Affiliates shall be terminated for Disability or by the Company for any reason other than Cause, upon the Employee’s death or, for an Employee who is a party to an employment or severance agreement with the Company, by the Employee for Good Reason (as defined in the Employee’s employment or severance agreement), the Option will immediately vest and become exercisable as to all Shares to which the Option relates, and the Employee (or in the case of death, the Employee’s estate) will have the right for a period of thirteen months following the date of the termination (but not later than the date on which the Option would otherwise expire) to exercise the Option. For each Employee who is a party to an employment or severance agreement with the Company, for purposes of this Section 3(b), the term “Disability” shall mean “Incapacity” as defined in such Employee’s employment or severance agreement, as applicable.
          (c) Other Termination. If an Employee’s employment with the Company and all Affiliates terminates for any reason other than those provided in clauses 3(a) or (b), the Employee or his or her estate (in the event of his or her death after the Employee’s termination): (i) may, within the 30-day period following the termination, exercise the Option to the extent that it was vested and exercisable on the date his or her employment terminated; and (ii) will forfeit the Option to the extent that it was not vested and exercisable on the date his or her employment terminated.
          4. Medium and Time of Payment.
          (a) The Exercise Price must be paid in United States dollars. The Exercise Price may be paid in cash, by certified check, by cashier’s check, with Shares, or using any combination of those forms of payment, or by means of a cashless exercise or by any other means the Committee determines to be consistent with the Plan’s purpose and applicable law, in accordance with the terms of Section 6.7 of the Plan. A certified or cashier’s check used to pay all or part of the Exercise Price must be made payable to the order of the Company at the time of purchase.

          (b) Any withholding tax, up to the minimum withholding requirement for supplemental wages may be paid with Shares issuable to the Employee upon exercise under this Option. Shares used to satisfy the Exercise Price and/or any minimum required withholding tax will be valued at their Fair Market Value as of the date of exercise.
          5. Transferability of Option and Shares Acquired Upon Exercise of Option. This Option is transferable only by will or the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The Option will be exercisable during the Employee’s lifetime only by the Employee or by his or her guardian or legal representative. The Committee may, in its discretion, require a guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the Option on behalf of the Employee. Except as limited by applicable securities laws and the provisions of Section 6 hereof, Shares acquired upon exercise of this Option will be freely transferable.
          6. Securities Law Requirements.
          (a) If required by the Company, the notice of exercise of the Option must be accompanied by the Employee’s written representation: (i) that the stock being acquired is purchased for investment and not for resale or with a view to its distribution; (ii) acknowledging that the stock has not been registered under the Securities Act of 1933, as amended (the “1933 Act”); and (iii) agreeing that the stock may not be sold or transferred unless either there is an effective Registration Statement for it under the 1933 Act, or in the opinion of counsel for the Company, the sale or transfer will not violate the 1933 Act. This Option will not be exercisable in whole or in part, nor will the Company be obligated to sell or issue any Shares subject to the Option, if exercise and sale (or issuance) may, in the opinion of counsel for the Company, violate the 1933 Act (or other federal or state statutes having similar requirements), as it may be in effect at that time, or cause the Company to violate the terms of Section 4.1 of the Plan.
          (b) The Option is subject to the further requirement that, if at any time the Committee determines in its discretion that the registration, listing or qualification of the Shares subject to the Option under any federal securities law, securities exchange requirements or under any other applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of the Option or the issuance of Shares under it, the Option may not be exercised in whole or in part, unless the necessary registration, listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.
          (c) No person who acquires Shares pursuant to this Option may, during any period of time that person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act) sell the Shares, unless the offer and sale is made pursuant to (i) an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act. With respect to individuals subject to Section 16 of the Exchange Act, transactions under this Option are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of the Option or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.
          7. No Obligation to Exercise Option. The granting of the Option imposes no obligation upon the Employee (or upon a transferee of an Employee) to exercise the Option.
          8. No Limitation on Rights of the Company. Subject to Sections 4.3 and 15.2 of the Plan, the grant of the Option will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
          9. Plan and Option Not a Contract of Employment. Neither the Plan nor this Option is a contract of employment, and no terms of employment of the Employee will be affected in any way by the Plan, this Option or related instruments except as specifically provided therein. Neither the establishment of the Plan nor this Option will be construed as conferring any legal rights upon the Employee for a continuation of employment, nor will it interfere with the right of the Company or any Affiliate to discharge the Employee and to treat him or her without regard to the effect that treatment might have upon him or her as an Employee.
          10. Employee to Have No Rights as a Stockholder. The Employee will have no rights as a stockholder with respect to any Shares subject to the Option prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company. The Employee will not have the rights of a stockholder until he or she has paid the Exercise Price in full.
          11. No Deferral Rights. Notwithstanding anything in Article 12 of the Plan to the contrary, there shall be no deferral of payment, delivery or receipt of any amounts hereunder.
          12. Notice. Any notice or other communication required or permitted hereunder must be in writing and must be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, Southfield, Michigan, 48033, Attention: General Counsel and, in the case of the Employee, to the last known address of the Employee in the Company’s records.
          13. Governing Law. This document and the Option will be construed and enforced in accordance with, and governed by, the laws of the State of Michigan, determined without regard to its conflict of law rules.

          14. Plan Document Controls. The rights granted under this Option document are in all respects subject to the provisions of the Plan to the same extent and with the same effect as if they were set forth fully herein. If the terms of this document or the Option conflict with the terms of the Plan document, the Plan document will control.